As filed with the Securities and Exchange Commission on June 19, 1997

                              Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CALLON PETROLEUM COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                   64-0844345
(STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)


               200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            CALLON PETROLEUM COMPANY
                            1996 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                 FRED L. CALLON
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (601) 442-1601
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:

                             BUTLER & BINION, L.L.P.
                           1000 Louisiana, Suite 1600
                              Houston, Texas 77002
                            Attn: George G. Young III
                                 (713) 237-3111

                         Calculation of Registration Fee

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   Title of Securities        Amount          Proposed         Proposed maximum           Amount of
     to be registered          to be       maximum offering   aggregate offering         registration
                            registered     price per share*         price                    fee*
--------------------------------------------------------------------------------------------------------
         Common               900,000         $15.3125           $13,781,250              $4,176.14
         Stock                 shares
--------------------------------------------------------------------------------------------------------

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*     Computed pursuant to Rule 457(h) based on the average of the high and low reported prices on June 16, 1997.
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
                                     PART I

                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Items 1 and 2 of Part I of Form S-8 is not filed as part of this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, and all documents subsequently filed by Callon Petroleum Company (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

               (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (file number 0-25192);

               (b) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 and Current Report on Form 8-K dated January 9, 1997 (File No. 0-25192); and

               (c) "Item 4. Description of Registrant's Securities Registered" in the Company's Registration
                      Statement on Form 8-B filed October 3, 1994 describing the Company's Common Stock.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers. Article Eight of the Certificate of Incorporation of the Company provides, in general, that the Company may indemnify its officers and directors to the full extent permitted by Delaware law. The Bylaws of the Company contain provisions granting broad indemnification rights to directors, including presumptions and procedures for indemnification rights that are enhanced in the context of a change in control. Article Nine of the Certificate of Incorporation of the Company further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director except for any breach of the director's duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchases or redemptions, or for any transaction from which the director derived a personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS

                  EXHIBIT NUMBER
                  AND DESCRIPTION

      (4) Instruments defining the rights of security holders, including indentures

             4.1   Specimen Stock Certificate (incorporated by reference to
                   Exhibit 4.1 to the Company=s Registration Statement on Form S-4, File No. 33-82408)

             4.2   The Company's 1996 Stock Incentive Plan

      (5)          Opinion re legality

             5.1   Opinion of Butler & Binion, L.L.P.

     (23)          Consents of experts and counsel

             23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)

             23.2  Consent of Arthur Andersen LLP

     (24)          Power of attorney (included on the signature page hereof)

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natchez, State of Mississippi, on June 17, 1997.

                                         CALLON PETROLEUM COMPANY

                                         By: /S/ FRED L. CALLON
                                         Fred L. Callon, President and
                                         Chief Executive Officer

                               POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred L. Callon, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                                   TITLE                                               DATE
     ---------                                   -----                                               ----
/S/  JOHN S. CALLON                  Chairman of the Board of Directors                          June 17, 1997
John S. Callon

/S/  FRED L. CALLON                  Chief Executive Officer, President and Director
                                     (PRINCIPAL EXECUTIVE OFFICER)                               June 17, 1997
Fred L. Callon

/S/  JOHN S. WEATHERLY
John S. Weatherly                    Senior Vice President, Chief Financial Officer and
                                     Treasurer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)      June 17, 1997

/S/ DENNIS W. CHRISTIAN
Dennis W. Christian                  Senior Vice President, Chief Operating Officer and
                                     Director                                                    June 17, 1997

/S/ B. F. WEATHERLY                  Director                                                    June 17, 1997
B. F. Weatherly

/S/  ROBERT A. STANGER               Director                                                   June  17, 1997
Robert A. Stanger

/S/ JOHN C. WALLACE                  Director                                                    June 17, 1997
John C. Wallace

/S/ RICHARD O. WILSON                Director                                                    June 17, 1997
Richard O. Wilson

                                  EXHIBIT INDEX

                  EXHIBIT NUMBER
                  AND DESCRIPTION

      (4) Instruments defining the rights of security holders, including indentures

             4.1   Specimen Stock Certificate (incorporated by reference to
                   Exhibit 4.1 to the Company=s Registration Statement on Form S-4, File No. 33-82408)

             4.2   The Company's 1996 Stock Incentive Plan

      (5)          Opinion re legality

             5.1   Opinion of Butler & Binion, L.L.P.

     (23)          Consents of experts and counsel

             23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)

             23.2  Consent of Arthur Andersen LLP

     (24)          Power of attorney (included on the signature page hereof)